Exhibit 99

FOR IMMEDIATE RELEASE

CONTACT:

John C. Ferrara

Chief Financial Officer

EDGAR Online, Inc.

(212) 457-8200

jferrara@edgar-online.com

EDGAR Online, Inc. Listing to Transfer to Nasdaq Capital Market

NEW YORK, NY – August 7, 2008 – EDGAR® Online®, Inc. (NASDAQ: EDGR), today announced that the Company has been notified by The Nasdaq Stock Market that the Nasdaq staff has approved the Company’s transfer application requesting that the listing of the Company’s common stock be transferred from The Nasdaq Global Market to The Nasdaq Capital Market. The Company’s common stock will be transferred to The Nasdaq Capital Market at the opening of business on August 8, 2008.

About EDGAR® Online, ® Inc.

EDGAR Online, Inc. (Nasdaq: EDGR), www.edgar-online.com, is a leading provider of value-added business and financial information on global companies to financial, corporate and advisory professionals. The Company makes information and a variety of analysis tools available via online subscriptions and licensing agreements to a large user base.

“Forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events and/or our future financial performance. These statements are only predictions and may differ materially from actual future events or results. EDGAR Online, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Please refer to the documents filed by EDGAR Online, Inc. with the Securities and Exchange Commission, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with (i) our ability to increase revenues, obtain profitability and obtain additional financing, (ii) changes in general economic and business conditions (including in the online business and financial information industry), (iii) actions of our competitors, (iv) the extent to which we are able to develop new services and markets for our services, (v) the time and expense involved in such development activities, (vi) potential acquisitions, (vii) the level of demand and market acceptance of our services, (viii) our ability to satisfy regulatory and stock exchange standards and requirements and (ix) changes in our business strategies.

EDGAR® is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.